UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 29, 2013

SEVCON, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-9789	04-2985631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 Northboro Road
Southborough, MA 01772
(Address of principal executive offices and zip code)

(508) 281-5510
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On January 29, 2013, the Registrant issued a press release announcing its financial results for the fiscal quarter ended December 29, 2012.  A copy of the press release is hereby furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders

On January 29, 2013, the Registrant held its annual meeting of stockholders.  Three proposals were before the meeting: (1) the election of Marvin Schorr, David Steadman and Maarten Hemsley as directors of the Registrant to serve until the 2016 annual meeting; (2) the ratification of the appointment of McGladrey LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending September 30, 2013 (fiscal 2013); and (3) the approval of the compensation of the Registrant’s executive officers.

The votes with respect to the proposals are set forth below.

(1) Election of Directors of the Registrant to serve until the 2016 annual meeting:

Name of Director Nominee	For	Withheld	Broker Non-Votes
1 Marvin Schorr	2,059,255	575,482	462,675
2) David Steadman	2,608,610	26,127	462,675
3) Maarten Hemsley	2,627,273	7,464	462,675

(2) Ratification of the appointment of McGladrey LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending September 30, 2013 (fiscal 2013):

For	Against	Abstain
3,084,565	9,575	3,272

(3) Approval of the compensation of the Registrant’s named executive officers:

For	Against	Abstain	Broker Non-Votes
1,610,029	57,436	967,272	462,675

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release issued by the Registrant on January 29, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEVCON, INC.

Dated: January 30, 2013	By:	/s/ Paul N. Farquhar
Paul N. Farquhar
Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release issued by the Registrant on January 29, 2013.